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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

         ACC Lease Co., Inc.
         PCPCS Corporation
         American Cellular Wireless LLC
         Alexadra Cellular Corporation
         Chill Cellular Corporation
         ACC of West Virginia Corporation
         ACC of Pennsylvania LLC
         ACC of Tennessee LLC
         ACC of Minnesota Corporation
         ACC of Michigan Corporation
         Dutchess County Cellular TelCo, Inc.
         ACC of Ohio Corporation
         ACC of Wisconsin LLC
         ACC of Kentucky LLC
         Alton CellTelCo Cellular Corporation
         Alton CellTel Co
         ACC of Wausau Corporation